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                                                                     Exhibit 3.1

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                                 CHEROKEE INC.

     Under Section 303 of the General Corporation Law of Delaware

     The undersigned, being the Vice President and secretary of Cherokee Inc. (the "Corporation"), a corporation organized and existing under the laws of Delaware, do hereby certify as follows:

     FIRST: The Corporation was originally incorporated under the name Green Acquisition Company on May 17, 1988. The Corporation's first Amended and Restated Certificate of Incorporation was filed on June 11, 1991. A Certificate of Agreement and Plan of Merger which amended and restated the Corporation's Certificate of Incorporation was filed on June 1, 1993.

     SECOND: This Amended and Restated Certificate of Incorporation is being filed under Section 303 of the General Corporation Law of Delaware and pursuant to the Corporation's plan of reorganization, filed on November 7, 1994 with the United States Bankruptcy Court for the District of Delaware (the "Court") and confirmed by the Court on December 14, 1994.

     THIRD: The Corporation's Certificate of Incorporation is hereby amended and restated to read as follows:

                                   ARTICLE I

     The name of this Corporation is:  CHEROKEE INC.

                                  ARTICLE II

     The address of its registered office in the State of Delaware is 32 Loockerman Square, Suite 1-100, in the City of Dover, County of Kent. The name of its registered agent at such address is the United States Corporation Company.

                                  ARTICLE III

     The purpose and business of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
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                                  ARTICLE IV

     Section 4.1. Authorized Capital. The total number of shares of all classes of capital stock with which the Corporation shall have authority to issue is 21,00,000, consisting of 1,000,000 shares of Preferred Stock, par value $.02 per share (the "Preferred Stock"), and 20,000,000 shares of Common Stock, par value $.02 per share (the "Common Stock").

     The number of authorized shares of any class or classes of capital stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the Corporation entitled to vote on all matters to be voted on by the stockholders of the Corporation.

     The powers, preferences and rights of each class of capital stock and the qualifications, limitations and restrictions thereof, and the express grant of authority of the Board of Directors to fix by resolution the designations and the powers, preferences and rights of each share of Preferred Stock and the qualifications, limitations and restrictions thereof which are not fixed by this Certificate of Incorporation, are set forth below.

     Section 4.2.  Preferred Stock.

     (a) The Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred Stock or any series thereof with respect to any wholly unissued class or series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

     Upon such designation, the Secretary of the Corporation shall cause a Certificate of Designation setting forth a copy of such resolution and the number of shares of the Preferred Stock as to which the resolution applied to be executed, acknowledged, filed and recorded in accordance with Section 103 of the General Corporation Law of the State of Delaware.

     (b) No holder of Preferred Stock shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.
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     (c)  Except as otherwise provided by the Board of Directors in accordance with paragraph (a) above of this Section 4.2 in respect of any series of the Preferred Stock, all voting rights of the Corporation shall be vested exclusively in the holders of the Common Stock who shall be entitled to vote as described in Section 4.3 below.

     Section 4.3.  Common Stock.

          (a) Liquidation of Dissolution. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Common Stock shall receive a pro rata distribution of any remaining assets after payment or provision for liabilities and the liquidation preference on Preferred Stock, if any.

          (b) Voting Rights. The holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation. The Corporation shall be prohibited from issuing non-voting equity securities to the extent required by Section 1123(a)(6) of the Bankruptcy Code.

                                   ARTICLE V

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

                                  ARTICLE VI

     (a) The Board of Directors shall consist of one class of directors. The number of directors shall be as from time to time fixed by, or in the manner provided in, the Bylaws of the Corporation.

     (b) The directors initially appointed shall serve for a term ending on the date of the 1995 annual meeting of stockholders of the Corporation. Thereafter, all directors shall be elected on an annual basis.

     (c) Each director shall serve until his successor is elected and qualified or until his death, retirement, resignation, or removal prior to the expiration of such term. No director may be removed during his term except for cause. If a vacancy occurs or is created in the Board of Directors, the remaining directors, even if they constitute less than a quorum, or a committee of directors authorized by the Bylaws of the Corporation shall elect a director to fill the vacancy for the remainder of the full term.
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     (d)  Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE VII

     No directors of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the date of the filing of this Certificate to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. No repeal or modification of this Article SEVENTH shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such repeal or modification.

     IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed in its corporate name this 23 day of December, 1994.

                                      /s/ Michael Seyhun
                                      ------------------------------------------
                                      Michael Seyhun
                                      Vice President and Chief Operating Officer

                                      /s/ Cary D. Cooper
                                      ------------------------------------------
                                      Cary D. Cooper
                                      Secretary and Chief Financial Officer